UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 13, 2008
Pharmion Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50447	84-1521333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 28th Street, Boulder, Colorado		80301

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 720-564-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory                  Arrangements of Certain Officers
On February 13, 2008, the Compensation Committee of the Board of Directors of Pharmion Corporation (the “Company”) met and determined annual incentive bonus awards for 2007 to be paid to the Company’s chief executive officer, chief financial officer and the other named executive officers and adjustments to those named executive officers’ annual base salary effective March 1, 2008.
At the beginning of each year, the Compensation Committee looks back to the immediately preceding year and evaluates the performance of the named executive officers against annual bonus targets — both on a corporate and individual level — that were established at the commencement of that year. Bonuses are awarded based upon this determination. In addition, the Compensation Committee annually reviews compensation data to make determinations regarding the authorized range of salary increases within the Company, generally, and specifically evaluates and establishes the salary levels for the named executive officers.
Set forth below are the 2007 annual incentive bonus awards and the 2008 base salaries for each of the Company’s named executive officers as determined by the Compensation Committee:

	2007	2008
	Incentive	Base
Name	Bonus	Salary
Patrick J. Mahaffy, President, Chief Executive Officer and Director	$570,000	$595,000
Michael Cosgrave, Chief Commercial Officer *	$355,520	$460,000
Andrew Allen, Executive Vice President and Chief Medical Officer	$292,000	$380,000
Gillian Ivers-Read, Executive Vice President - Development Operations	$280,000	$365,000
Erle T. Mast, Executive Vice President and Chief Financial Officer	$280,000	$365,000

*	Actual 2008 base salary paid will be £235,481 and actual 2007 incentive bonus paid will be £181,996, converted into U.S. dollars at an exchange rate of 1.953.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMION CORPORATION
Date: February 14, 2008	By:	/s/ Steven Dupont
		Name:	Steven Dupont
		Title:	Executive Vice President and General Counsel

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